UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2017 (September 13, 2017)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2017, Harte Hanks, Inc. (the “Company”) and Karen A. Puckett (the Company’s President & Chief Executive Officer) amended the terms of the Company’s Employment Agreement with Ms. Puckett dated as of September 13, 2015 (the “Employment Agreement”), to provide, among other things, that 20% of Ms. Puckett’s  base salary for the period from September 1, 2017 through December 31, 2017 shall be paid in the form of the Company’s common stock to be issued on December 31, 2017.  The foregoing description of the amendment to the Employment Agreement is subject to and qualified in its entirety by reference to the full text of such amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1                Letter Agreement, effective September 13, 2017, by and between Harte Hanks, Inc. and Karen A Puckett, amending Employment Agreement with Karen A. Puckett

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, effective September 13, 2017, by and between Harte Hanks, Inc. and Karen A Puckett, amending Employment Agreement with Karen A. Puckett

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: September 14, 2017

By:	/s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary